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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO

                         REMINGTON ARMS COMPANY, INC.

              9 1/2% SENIOR SUBORDINATED NOTES DUE 2003, SERIES A

  This form must be used by a holder of the 9 1/2% Senior Subordinated Notes due 2003, Series A (the "Existing Notes") of Remington Arms Company, Inc., a Delaware corporation formerly named RACI Acquisition Corporation ("Remington") and the guarantee thereof of RACI Holding, Inc., a Delaware corporation ("Holding"), that wishes to tender Existing Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange
Offer--How to Tender" of the Prospectus dated May   , 1997 (the "Prospectus")
and in Instruction 1 to the accompanying Letter of Transmittal. Any holder that wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.

  To: First Trust National Association, Exchange Agent

   By Registered or Certified Mail:                 By Facsimile:


         First Trust New York                   First Trust New York
      100 Wall Street, 20th Floor                  (212) 509-4529
         New York, N.Y. 10005                 Attention: Cathy Donohue
       Attention: Cathy Donohue

         By Overnight Courier                          By Hand


         First Trust New York                   First Trust New York
      100 Wall Street, 20th Floor            100 Wall Street, 20th Floor
         New York, N.Y. 10005                   New York, N.Y. 10005
       Attention: Cathy Donohue               Attention: Cathy Donohue

                             For Information Call:
                       (212) 361-2546 or (612) 244-1197

  DELIVERY OF  THIS NOTICE OF GUARANTEED  DELIVERY TO AN ADDRESS  OTHER THAN
     AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN
       AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
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  Ladies and Gentlemen:

  The undersigned hereby tenders to Remington, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Existing Notes listed below:

   Certificate Number(s)
  (if known) of Existing
      Notes or Account                                          Aggregate Principal
    Number at the Book-         Aggregate Principal               Amount Tendered
      Entry Facility            Amount Represented              (if less than all)*
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
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
* Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such existing notes.

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                   SIGN HERE

Name of Registered or Acting Holder: ________________________________________

Signature(s): _______________________________________________________________

Name(s) (please print): _____________________________________________________

Address: ____________________________________________________________________

    -------------------------------------------------------------------------

Telephone Number: ___________________________________________________________

Date: _______________________________________________________________________

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a firm which is a member of a registered national securities exchange or of the National Associates of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in

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

proper form for transfer (or confirmation of the book-entry transfers of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer-- How to Tender" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange, Inc. trading day following the date of execution of this Notice of Guaranteed Delivery.


                                   SIGN HERE

 Name of firm: ________________________________________________________________

 Authorized Signature: ________________________________________________________

 Name (please print): _________________________________________________________

 Address: _____________________________________________________________________

          _____________________________________________________________________

          _____________________________________________________________________

 Telephone Number: ____________________________________________________________

 Date: ________________________________________________________________________

DO NOT SEND EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

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  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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